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                                                                    EXHIBIT 99.3



                            STORAGE DIMENSIONS, INC.

                                VOTING AGREEMENT



        THIS VOTING AGREEMENT is entered into as of December 22, 1997 by and between STORAGE DIMENSIONS, INC., a Delaware corporation ("Parent"), and _________ ("Shareholder").

                                    RECITALS

        A. ARTECON, INC., a California corporation ("Company"), STORAGE ACQUISITION CORP. a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Parent are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (as amended from time to time, the "Reorganization Agreement"; capitalized terms used but not otherwise defined in this Voting Agreement have the meanings assigned to such terms in the Reorganization Agreement), which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

        B. As a condition to the willingness of Parent and Merger Sub to enter into the Reorganization Agreement, Parent and Merger Sub have required that Shareholder agree, and in order to induce Parent and Merger Sub to enter into the Reorganization Agreement Shareholder has agreed, to enter into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. NO TRANSFER OF SUBJECT SHARES

        1.1 SUBJECT SHARES. "Subject Shares" shall mean: (i) all securities of the Company (including shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date (as defined below). For purposes of the foregoing sentence, Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Shareholder: (i) is the record




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owner of such security; or (ii) is the "beneficial owner" (within the meaning of
Rule 13d-3 under the Exchange Act) of such security.

        1.2 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES.

            (a) Shareholder hereby covenants and agrees that prior to the Expiration Date (as defined below), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Shares to any Person, (ii) create or permit to exist any Encumbrance with respect to any of the Subject Shares,
(iii) reduce his beneficial ownership of, interest in or risk relating to any of the Subject Shares or (iv) commit or agree to do any of the foregoing.

            (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Reorganization Agreement is validly terminated or the date upon which the Merger becomes effective; provided, however, that the "Expiration Date" shall be the date 180 days following the date on which the Reorganization Agreement is validly terminated, if an Identified Termination occurs. For purposes of this Voting Agreement, an "Identified Termination" shall occur if:

                (1) the Reorganization Agreement is validly terminated by Parent or the Company pursuant to Section 9.1(d) or 9.1(e) of the Reorganization Agreement at any time after (A) an Acquisition Proposal has been made, submitted or announced (provided such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable) or (B) the occurrence of a Parent Triggering Event or a Company Triggering Event (provided, if such Triggering Event is the result of an Acquisition Proposal, such Acquisition Proposal was not "publicly withdrawn" prior to the Parent Stockholders' Meeting or the Company Shareholders' Meeting, as applicable); or

                (2) the Reorganization Agreement is validly terminated by Parent pursuant to Section 9.1(f) of the Reorganization Agreement.

        1.3 NO TRANSFER OF VOTING RIGHTS. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant another proxy (except as provided herein) or enter into a voting agreement with respect to any of the Subject Shares.

SECTION 2. VOTING OF SUBJECT SHARES

        2.1 PRE-TERMINATION VOTING AGREEMENT. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, however




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called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall vote the Subject Shares:

                (i) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;

                (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement; and

                (iii) against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's articles of incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of the preceding sentence.

        2.2 POST-TERMINATION VOTING AGREEMENT. If an Identified Termination occurs, then, prior to the Expiration Date, at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall vote the Subject Shares (i) against any Acquisition Proposal and any related transaction or agreement and (ii) against any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction. Shareholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date to vote or give instructions in any manner inconsistent with clause "(i)" or "(ii)" of the preceding sentence.




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        2.3 PROXY; FURTHER ASSURANCES.

            (a) Contemporaneously with the execution of this Voting Agreement, Shareholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law prior to the Expiration Date, with respect to the Subject Shares (the "Proxy").

            (b) Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 3. WAIVER OF APPRAISAL RIGHTS.

        Shareholder hereby waives any rights of appraisal and any dissenters' rights that Shareholder may have in connection with the Merger.

SECTION 4. NO SOLICITATION

        Shareholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Shareholder shall not, directly or indirectly, and shall not authorize or permit any Representative of Shareholder, directly of indirectly, to: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any nonpublic information regarding Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. The foregoing provision shall not prevent Shareholder from acting in accordance with Shareholder's fiduciary duties as a director or officer of Company, provided Shareholder complies with the provisions of Sections 4.3 and 4.4 of the Reorganization Agreement. Shareholder shall immediately cease any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

        Shareholder hereby represents and warrants to Parent as follows:

        5.1 DUE AUTHORIZATION, ETC. Shareholder has all requisite power and capacity to execute and deliver this Voting Agreement and to perform his obligations hereunder. This Voting Agreement has been duly executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against




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Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Voting Agreement by Shareholder do not, and the performance of this Voting Agreement by Shareholder will not: (i) conflict with or violate any order, decree or judgment applicable to Shareholder or by which he or any of his properties is bound or affected; or
(ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Shares pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any of his properties is bound or affected.

            (b) The execution and delivery of this Voting Agreement by Shareholder do not, and the performance of this Voting Agreement by Shareholder will not, require any Consent of any Person.

        5.3 TITLE TO SUBJECT SHARES. As of the date hereof, Shareholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock set forth below Shareholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company Common Stock set forth below Shareholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares and options, warrants and other rights set forth below Shareholder's name on the signature page hereof.

        5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 6. COVENANTS OF SHAREHOLDER

        6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Shareholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.




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        6.2 LEGEND. Immediately after the execution of this Voting Agreement,
Shareholder shall instruct the Company to cause each certificate of Shareholder evidencing the Subject Shares to bear a legend in the following form:

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF DECEMBER 22, 1997, AS IT MAY BE AMENDED, EXECUTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7. MISCELLANEOUS

        7.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by Shareholder and Parent in this Voting Agreement shall promptly terminate upon the Expiration Date.

        7.2 INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Shareholder shall hold harmless and indemnify Parent from and against any damages suffered or incurred by Parent and that arise from any breach of any representation, warranty, covenant or obligation of Shareholder contained herein.

        7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        7.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):




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               if to Shareholder:
                      at the address set forth below Shareholder's signature on the signature page hereto;

               if to Parent:

                      Storage Dimensions, Inc.
                      1656 McCarthy Blvd.
                      Milpitas, CA 95035
                      Attention:  Chief Executive Officer
                      Facsimile: (408) 911-1200

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, CA  94304-1050
                      Attention:  Kenneth M. Siegel, Esq.
                      Facsimile:  (650) 493-9300

        7.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        7.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

        7.7 ASSIGNMENT, BINDING EFFECT. Neither this Voting Agreement nor any portion hereof shall be assignable (whether by operation of law or otherwise and including, for this purpose, a change in control as an assignment). Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successors and assigns and (ii) Parent and its




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successors and assigns. Notwithstanding anything contained in this Voting
Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

        7.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.

        7.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Shareholder under any Affiliate Agreement between Parent and Shareholder or any other agreement.

        7.10 GOVERNING LAW. This Voting Agreement shall be governed in all respects by the laws of the State of California, as applied to contracts entered into and to be performed entirely within the State of California.

        7.11 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        7.12 CONSTRUCTION.

            (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

            (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.




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            (d) As used in this Voting Agreement, the words "include" and
"including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (e) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.



            [The remainder of this page is intentionally left blank.]









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        IN WITNESS WHEREOF, Parent and Shareholder have caused this Voting
Agreement to be executed as of the date first written above.

                                        STORAGE DIMENSIONS, INC.



                                        By: ____________________________________
                                            Name:
                                            Title:

                                        SHAREHOLDER:


                                        ________________________________________
                                          Name:
                                          Address: _____________________________
                                                   _____________________________
                                                   _____________________________

                                        Facsimile:

                                              Number of issued and outstanding
                                              shares of Company Common Stock
                                              owned of record as of the date of
                                              this Voting Agreement:

                                              __________________________________

                                              Number of additional issued and
                                              outstanding shares of Company
                                              Common Stock owned beneficially
                                              (but not of record) as of the date
                                              of this Voting Agreement:

                                              __________________________________

                                              Number of issued and outstanding
                                              shares of Company Preferred Stock
                                              owned of record as of the date of
                                              this Voting Agreement:

                                              __________________________________




                      [Signature Page to Voting Agreement]

                                              Number of options, warrants and
                                              other rights to acquire shares of
                                              Company Common Stock owned of
                                              record as of the date of this
                                              Voting Agreement:

                                              __________________________________

                                              Number of additional options,
                                              warrants and other rights to
                                              acquire shares of Company Common
                                              Stock owned beneficially (but not
                                              of record) as of the date of this
                                              Voting Agreement:

                                              __________________________________








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                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

                                IRREVOCABLE PROXY


        The undersigned shareholder of Artecon, Inc., a California corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes David A. Eeg, Gene E. Bowles, George Gebauer and Storage Dimensions, Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the shares of capital stock of Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Storage Acquisition Corp., a California corporation and wholly owned subsidiary of Parent, and Company (the "Reorganization Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Reorganization Agreement.

        The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time at any meeting of the shareholders of Company, however called, or in any written action by consent of shareholders of Company:

            (i) in favor of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof;




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            (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Reorganization Agreement; and

            (iii) against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company (other than in the ordinary course of business); (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's articles of incorporation; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

        The undersigned shareholder may vote the Shares on all other matters.

        This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

        Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

        This proxy shall terminate upon the Expiration Date.

Dated:  December 22, 1997

                                        SHAREHOLDER



                                        ________________________________________



                                        Number of Shares of Company Common Stock owned of record as of the date of this proxy: _________________________________